                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                           NALCO FINANCE HOLDINGS LLC

         1. The name of the limited liability company is Nalco Finance Holdings
LLC.

         2. The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of Nalco Finance Holdings LLC this 13th day of January, 2004.

                                               By: /s/ Jeffrey M. Goldfarb
                                                   -----------------------------
                                                   Name: Jeffrey M. Goldfarb
                                                   Title: Authorized Person